Exhibit 10.2

AMENDMENT NO. 2 TO THE MARVELL TECHNOLOGY GROUP LTD.

AMENDED 2000 EMPLOYEE STOCK PURCHASE PLAN

The Marvell Technology Group Ltd. Amended 2000 Employee Stock Purchase Plan (the “Plan”) is hereby amended effective June 10, 2009, as follows:

1.      Section 12(a)(ii) of the Plan is amended to provide in its entirety as follows:

“(ii) Beginning the first business day of each calendar year starting January 1, 2010 or after, the lesser of an additional (A) 8,000,000 shares of Common Stock, or (B) 1.5% of the outstanding shares of capital stock on such date, or (C) an amount determined by the Board (provided that the amount approved by the Board shall not be greater than (A) or (B)).”